Exhibit 10.6
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN
THOMAS A. NARDI
AND
NAVIGANT CONSULTING, INC.
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”) is hereby entered into by and between Thomas A. Nardi (“Employee”) and Navigant Consulting, Inc. (the “Company”), effective January 1, 2009:
     WHEREAS, Employee and the Company are parties to the Employment Agreement dated as of November 10, 2008 between Employee and the Company (the “Agreement”);
     WHEREAS, the Company desires to amend the Agreement to provide for interest on any payments subject to a six month delay as a result of the rules under Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, BE IT RESOLVED, the parties agree that the Agreement hereby is amended, effective as of January 1, 2009, as follows:
1. The last sentence of Section 11(b)(i) hereby is amended to add the following phrase immediately following the phrase “shall instead be paid” appearing therein: “, with interest at the rate of 5% per annum,”.

Agreed:

/s/ Julie M. Howard	Date: December 19, 2008

Julie M. Howard
President, Navigant Consulting, Inc.

/s/ Thomas A. Nardi	Date: December 19, 2008

Thomas A. Nardi